UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2008

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On December 2, 2008, CONSOL Energy Inc. (the “Company”) amended its Code of Employee Business Conduct and Ethics (the “Code”). The Code, as amended, subjects all Company employees to restrictions promulgated under the Honest Leadership and Open Government Act of 2007 (“HLOGA”), which prohibits the offering of gifts and/or travel to members, officers and employees of either House of Congress, and the Ethics in Government Act of 1978, which prohibits the giving of gifts to Federal executive branch officials. Pursuant to these restrictions, the Code now provides that Company employees are prohibited from providing any gift, meal or anything else of value to any member, officer or employee of either House of Congress or to Federal executive branch officials, except where otherwise specifically permitted under HLOGA or the Ethics in Government Act of 1978.

A copy of the amended Code is available on the Company’s corporate website at www.consolenergy.com.

The above description is a summary of the refinements made to the Code and is qualified in its entirety by the copy thereof which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
14.1	Code of Employee Business Conduct and Ethics, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Senior Vice President, General Counsel and Secretary

Dated: December 4, 2008

Exhibit Index

Exhibit No.	Description
Exhibit 14.1	Code of Employee Business Conduct and Ethics, as amended.